Exhibit 10.1

2015 EQUITY INCENTIVE PLAN

OF

INSTEEL INDUSTRIES, INC.

Restricted Stock Unit Agreement

RECITALS:

In furtherance of the purposes of the 2015 Equity Incentive Plan of Insteel Industries, Inc., as amended (the “Plan"), and in consideration of the services of the Participant and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Participant hereby agree as follows:

1.    Incorporation of Plan. The rights and duties of the Corporation and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, the terms of which are expressly incorporated herein by reference and made a part hereof. In the event of any conflict between the provisions in the Agreement and those of the Plan, the provisions of the Plan shall govern. Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan.

2.    Grant of Restricted Stock Units. The Corporation hereby grants to the Participant pursuant to the Plan, as a matter of separate inducement and agreement in connection with his employment or service to the Corporation, and not in lieu of any salary or other compensation for his services, the number of Restricted Stock Units ("RSUs") subject to the restrictions and other conditions set forth on the Notice of Grant of Restricted Stock Units and in this Restricted Stock Unit Agreement. Each RSU shall entitle the Participant to receive one share of the Corporation's common stock on the vesting date, subject to the terms of the Plan and this Agreement.

3.    Vesting. Subject to Section 4 hereof, the RSUs shall become vested and nonforfeitable as set forth in the Notice of Grant of Restricted Stock Units. RSUs shall be settled solely in shares of the Corporation's common stock. As soon as practicable after the vesting date specified on the Notice, the Participant shall receive one share of common stock for each RSU vesting on such date.

4.    Termination of Employment; Change in Control. Except as otherwise expressly provided in this Section 4 or as determined by the Administrator, all rights of the Participant under the Plan with respect to the unvested portion of the RSU shall terminate upon termination of the employment of the Participant with the Corporation or a Related Corporation. RSUs that have not vested as of the Participant's termination shall be forfeited by the Participant to the Corporation without payment of any consideration by the Corporation, and neither the Participant, nor any successor, heir, assign or personal representative of the Participant, shall have any further right to or interest in the RSUs. Notwithstanding the foregoing:

(a)    If the employment of the Participant is terminated because of death or Disability, the RSUs shall immediately vest.

(b)    If the employment of the Participant terminates because of Retirement, the RSUs shall immediately vest. For this purpose, Retirement means the Participant's termination of employment other than by reason of death or Disability after having (i) attained age 55, (ii) completed 10 “years of service” (as that term is defined in the Insteel Industries, Inc. Retirement Savings Plan) with the Corporation or a Related Corporation, and (iii) provided at least four months’ prior notice to the Corporation of the Participant’s planned retirement date; or, if prior to having fulfilled all three of such conditions, only after having obtained the prior permission of the Committee. Notwithstanding the foregoing, the Committee in its sole and absolute discretion may determine that a Participant shall not be entitled to receive the benefits that would otherwise accrue upon Retirement if the Participant engages in Conflicting Activities (as defined in Section 4(c)). The Participant understands and agrees that neither this provision nor any other provision of this Agreement prohibits the Participant from engaging in Conflicting Activities but only provides that the Participant’s RSUs will not immediately vest upon the Participant’s termination of employment from the Corporation or a Related Corporation if he or she engages in Conflicting Activities.

(c)    “Conflicting Activities” means, without the advance, express, written consent of the Committee:

(i) The Participant is or becomes a principal, owner, officer, director, shareholder, or other equity owner (other than a holder of less than five percent (5%) of the outstanding shares or other equity interest of a publicly traded company) of a Direct Competitor (as defined in Section 4(d));

(ii)  The Participant is or becomes a partner or joint venture in any business or other enterprise or undertaking with a Direct Competitor; or

(iii)  The Participant becomes employed by or performs services (including contract, consulting, or advisory services) for a Direct Competitor in any geographic area where the Company or an affiliate of the Company materially conducts business if the Participant’s services are similar in any material way to the services he or she performed for the Corporation or a Related Corporation in the 12 months preceding the Participant’s termination of employment from the Corporation or a Related Corporation.

(d)         “Direct Competitor” means any entity or other business concern that manufactures and/or markets steel products for reinforcing concrete.

(e)         Upon a Change in Control, the provisions of Section 19 of the Plan will apply.

5.    No Right of Continued Employment. Nothing contained in this Agreement or the Plan shall confer upon the Participant any right to continue in the employment or service of the Corporation or a Related Corporation or interfere with the right of the Corporation or a Related Corporation to terminate the Participant's employment or service at any time.

6.    Nontransferability of RSUs. The RSU shall not be transferable until it has become vested.

7.    Dividend Equivalents. On the first regular payroll date of the Corporation following each dividend payment date on the Corporation's common stock, the Corporation will pay to the Participant a cash amount per RSU equivalent to the cash dividend paid per share on the corporation's outstanding common stock.

8.    Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle the Participant to a fractional share, such fractional share shall be disregarded.

9.    Compliance with Recoupment, Ownership and Other Policies and Agreements. As a condition to receiving the RSUs, the Participant agrees that he or she shall abide by all provisions of any equity retention policy, compensation recovery (clawback) policy, stock ownership guidelines and/or other similar policies maintained by the Corporation, each as in effect from time to time and to the extent applicable to the Participant from time to time. In addition, the Participant shall be subject to such compensation recovery, recoupment, forfeiture, or other similar provisions as may apply at any time to the Participant under applicable law.

10.    Superseding Agreement; Binding Effect. This Agreement supersedes any statements, representations or agreements of the Corporation with respect to the grant of the RSUs or any related or similar rights, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, next-of-kin, successors and assigns.

11.    Governing Law. Except as otherwise provided in the Plan or herein, this Agreement shall be construed and enforced according to the laws of the State of North Carolina, without regard to the conflict of laws provisions of any state.

12.    Amendment and Termination; Waiver. Subject to the terms of the Plan, this Agreement may be modified or amended only by the written agreement of the parties hereto. The waiver by the Corporation of a breach of any provision of the Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.

13.    Withholding. The Participant acknowledges that the Corporation shall require the Participant to pay the Corporation the amount of any federal, state, local or other tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of the Participant, and the Participant agrees, as a condition to the grant of the RSUs, to satisfy such obligations.

14.    Section 409A of the Code. If any provision of the Plan or this Agreement would result in the Participant becoming subject to any penalty under Section 409(A) of the Code, any rights of the Participant or authority of the Corporation with respect to the RSUs shall be automatically modified and limited to the extent necessary to avoid the imposition of such penalty.

15.    Administration. The authority to construe and interpret this Agreement and the Plan and to administer all aspects of the Plan shall be vested in the Administrator, and the Administrator shall have all powers with respect to this Agreement as are provided in the Plan. Any interpretation of the Agreement by the Administrator and any decision made by it with respect to the Agreement is final and binding.

16.    Notices. Except as may be otherwise provided by the Plan, any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant's address indicated by the Corporation's records, or if to the Corporation, at the Corporation's principal office.

17.    Severability. The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

18.    Other Restrictions. The Corporation may impose such restrictions on the vesting of the RSUs as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky or state securities laws applicable to such shares. Notwithstanding any other provision in the Plan or the Agreement to the contrary, the Corporation shall not be obligated to vest the RSUs to make any other distribution of benefits, or to take any other action, unless such vesting, distribution or action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act).